Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2023, with respect to the balance sheets of Atlas Energy Solutions Inc. included in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-273585) and related Prospectus of New Atlas HoldCo Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

September 1, 2023